UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 1, 2008, Teradyne, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Test Systems, Inc., a Delaware corporation (“Eagle”), and Turin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”). The Merger Agreement has been approved by the boards of directors of the Company and Eagle.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into Eagle (the “Merger”), with Eagle continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company. At the effective time of the Merger, each outstanding share of Eagle’s common stock will convert into the right to receive $15.65 per share in cash. In addition, outstanding options granted pursuant to Eagle’s equity incentive plans will partially or fully accelerate and will be assumed by the Company in connection with the Merger. Based on the number of shares of Eagle common stock outstanding as of August 29, 2008, this represents a total purchase price of approximately $250 million, net of cash acquired and including the fair value of fully vested employee equity instruments.

The Merger Agreement includes customary representations, warranties and covenants by the parties. Consummation of the Merger is subject to customary conditions, including, among other things: (i) the requisite approval of Eagle’s stockholders, (ii) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable foreign statutes and regulations, (iii) the accuracy of representations made by Eagle in the Merger Agreement, (iv) the material performance by Eagle of its obligations under the Merger Agreement and (v) the absence of a material adverse effect on Eagle.

The Merger Agreement also contains certain termination rights and provides that if the Merger Agreement is terminated under specified circumstances Eagle may be required to pay the Company a termination fee of $11,500,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Merger Sub or Eagle. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Eagle’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Eagle or any of their respective subsidiaries or affiliates.

Stockholder Agreements

Concurrently with the execution of the Merger Agreement, the Company and certain executive officers, directors and stockholders of Eagle holding shares of Eagle common stock representing approximately 39.5% of the outstanding shares as of August 29, 2008 have entered into voting agreements (collectively, the “Stockholder Agreements”), pursuant to which such executive officers, directors and stockholders have agreed to vote all of their shares of capital stock of Eagle in favor of the Merger and the Merger Agreement and against any proposal made in opposition thereto. The Stockholder Agreements expire on the earlier of the termination of the Merger Agreement or the consummation of the Merger.

The foregoing description of the Stockholder Agreements is qualified in its entirety by reference to the form of Stockholder Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.

Commitment Letter

In connection with the Merger Agreement, the Company entered into a commitment letter, dated as of September 1, 2008 (the “Commitment Letter”), with Goldman Sachs Credit Partners L.P. (“GSCP”), pursuant to which GSCP committed, on the terms and conditions set forth therein, to provide the Company with a senior secured credit facility (the “Bridge Facility”) in an aggregate principal amount of up to $175 million. The Bridge Facility is intended to finance a portion of the purchase price for the Merger to the extent the Company does not obtain alternative permanent financing. The availability of the Bridge Facility is subject to customary conditions precedent, including the Merger being consummated prior to, or substantially concurrently with, the funding of the Bridge Facility. The commitments under the Commitment Letter will terminate upon the first to occur of (i) the closing of the Merger, (ii) March 1, 2009 (to correspond with the outside date in the Merger Agreement), and (iii) certain other customary circumstances set forth in the Commitment Letter.

The Company’s obligations under the Bridge Facility will be guaranteed by the Company’s subsidiaries (including, following the closing of the Merger, Eagle and its subsidiaries), and secured by the Company’s and the subsidiary guarantors’ assets, on the terms set forth in the Commitment Letter.

The definitive documentation for the Bridge Facility will contain various customary covenants, including covenants with respect to mandatory prepayments of loans, restrictive covenants with respect to incurring additional indebtedness, creating liens or other encumbrances, and making acquisitions, as well as certain financial covenants (including a minimum consolidated EBITDA test, minimum interest coverage ratio and minimum cash liquidity test).

The foregoing description of the Bridge Facility and the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.2 to this report and is incorporated in this report by reference.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements All statements included in this Current Report on Form 8-K concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close or that funding will not be available because of a failure to satisfy one or more of the closing or funding conditions and that the Company’s business will have been adversely impacted prior to the consummation of the Merger. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: September 3, 2008

By:  /s/  Gregory R. Beecher

        Name: Gregory R. Beecher

        Title: Vice President, Chief Financial Officer and

        Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger by and among Teradyne, Inc., Turin Acquisition Corp., and Eagle Test Systems, Inc., dated as of September 1, 2008.

10.1	Form of Stockholder Agreement.

10.2	Commitment Letter by and between Teradyne, Inc. and Goldman Sachs Credit Partners L.P., dated September 1, 2008.

(1)	Exhibits (other than Exhibit A) omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.